EXHIBIT 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. 1350
     Pursuant to 18 U.S.C. 1350, each of the undersigned certifies that, to the best of her/his knowledge:
1.	The quarterly report on Form 10-Q of NeuStar, Inc. for the quarter ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	Information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NeuStar, Inc.

Date: October 28, 2010	By:	/s/ Lisa A. Hook
Lisa A. Hook
Chief Executive Officer

Date: October 28, 2010	By:	/s/ Paul S. Lalljie
Paul S. Lalljie
Chief Financial Officer

     A signed original of this written statement has been provided to NeuStar, Inc. and will be retained by NeuStar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request